Exhibit 10.1
First Amendment to
Linn Energy, LLC Long-Term Incentive Plan
     WHEREAS, Linn Energy, LLC (the “Company”) maintains the Linn Energy, LLC Long-Term Incentive Plan (the “Plan”) for the purpose of granting Awards thereunder to Employees and Directors of the Company and its Affiliates who perform services for the Company and its Affiliates; and
     WHEREAS, the Company desires to amend the Plan to increase the number of Restricted Units that may be awarded under the Plan.
     NOW, THEREFORE, the following provisions of the Plan shall be amended to read as follows:
4. Units.
     (a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 3,900,000, except that no more than 1,500,000 Units in the aggregate may be issued under the Plan as Restricted Units. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, or if the maximum number of Units delivered is reduced for any reason other than tax withholding or payment of the exercise price, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.
     All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.
     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.
     Executed this 18th day of January, 2007.

LINN ENERGY, LLC
By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer